-------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549
                           _________

                           FORM 8-K

                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


              Date of Report:  February 15, 2000
              (Date of earliest event reported)


                 D E E R E   &   C O M P A N Y
     (Exact name of registrant as specified in charter)

                           DELAWARE
       (State or other jurisdiction of incorporation)

                           1-4121
                   (Commission File Number)

                         36-2382580
               (IRS Employer Identification No.)

                    One John Deere Place
                   Moline, Illinois  61265
    (Address of principal executive offices and zip code)

                        (309)765-8000
    (Registrant's telephone number, including area code)

          _______________________________________
(Former name or former address, if changed since last report.)

--------------------------------------------------------------

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

              (99)  Press release and additional information.

                           SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.




                               DEERE & COMPANY



                               By: /s/ Michael A. Harring
                                   -------------------------
                                   Michael A. Harring,
                                   Secretary


Dated:  February 15, 2000

                         EXHIBIT INDEX



                                                   Sequential
Number and Description of Exhibit                  Page Number


(99)  Press release and additional information        Pg. 5

                                                   EXHIBIT 99

(DEERE LOGO)

                                  Contact:    Greg Derrick
                                              Deere & Company
                                              (309) 765-5290


DEERE & COMPANY REPORTS FIRST-QUARTER PROFIT
-----------------------------------------------------------

For Immediate Release February 15, 2000

 .    Results remain profitable despite ag downturn, seasonal
     weakness.

 .    Performance reflects success of growth and quality
     initiatives.

 .    Aggressive, timely action in prior year keeps Deere on
     track for improved 2000.

 .    First-quarter net income $37.7 million; net sales and
     revenues $2.339 billion.


    MOLINE, IL (February 15, 2000) -- Deere & Company today reported first-quarter net income of $37.7 million, or $.16 per share, for the quarter ended January 31, 2000, compared with $49.7 million, or $.21 per share, in last year's first quarter. Depressed agricultural commodity prices continued to severely affect demand for agricultural equipment during the period. Production schedules in agricultural and construction equipment were at planned low levels during the quarter, reflecting improved order-fulfillment processes in construction equipment and the balancing of agricultural-equipment production with present levels of demand.

    "Under current circumstances, it is especially gratifying to show positive results, particularly during a quarter that has historically been the seasonally weakest period for the industry," commented Hans W. Becherer, chairman and chief executive officer. "This is evidence of our progress in growth and quality initiatives, shows our success in achieving increased diversification of our business lines, and leaves our business plans for the year on track."

    Worldwide net sales and revenues for the quarter decreased 5 percent, to $2.339 billion, compared with $2.459 billion last year. Net equipment sales were $1.880 billion for the quarter, compared with $1.973 billion last year. Overseas net sales for the quarter were $551 million, compared with $572 million the previous year. Excluding the impact of the stronger U.S. dollar, overseas sales for the quarter would have shown a 4 percent increase over last year. Overall, the company's physical volume of sales decreased 3 percent for the period.

    Worldwide equipment operations had an operating profit of $20 million for the first quarter of 2000, compared with $51 million last year. Lower sales, an adverse sales mix and product-development costs of the newly formed special technologies group, partially offset by lower pension costs, affected this year's results.

 .    Operating profit of the worldwide agricultural equipment
division for the first quarter of 2000 was $14 million, compared with $18 million last year. Results for the quarter reflected the impact of lower sales, as well as cost reductions and improved efficiencies from the restructuring activities of these operations. Significantly, North American used-goods receivables continued to decline during the quarter. Overseas agricultural-equipment sales, excluding the impact of the stronger U.S. dollar for the quarter, were slightly higher than last year. The overseas operations continued to be positive contributors to the division's results.

 .    Operating profit of the worldwide construction equipment
division was $11 million, compared with $25 million last year. Lower sales and production volumes affected this year's quarterly results, due to full implementation of the estimate-to-cash program, anticipated lower demand, and a reversal of sales and cost of sales related to company equipment held in inventory by a recently established joint venture.

 .    Operating profit of the worldwide commercial and consumer
equipment division for the quarter was $9 million, compared with $12 million last year. Although the division's sales continued to increase, operations were adversely affected by higher selling and administrative costs related to growth, as well as by inefficiencies and costs related to the relocation of the handheld-product operations.

 .    Net income of the credit operations was $41 million for the first quarter, compared with $42 million last year. This year's results were affected by higher operating costs and lower income from the sale of retail notes, partially offset by higher income from a higher average portfolio.

 .    The company's other businesses had operating losses of $9
million for the first quarter, compared with operating losses of $3 million last year. Current-year results reflected goodwill amortization and higher costs related to the development of new products of the special technologies group. Partially offsetting these factors was higher operating profit of the health-care operations.

MARKET CONDITIONS AND OUTLOOK
-----------------------------

 .    AGRICULTURAL EQUIPMENT. Last month, the USDA lowered its
estimates of carryover stocks, following a change in the assessment of the size of the 1999 corn crop and increased usage. Although grain and oilseed prices have improved slightly on this news and on concerns about dryness in certain areas of the United States, prices remain at low levels and demand for farm equipment remains very weak. At this time, Deere continues to expect that industry retail sales of farm machinery in North America will be off approximately 5 to 10 percent this year, compared with 1999 levels. Similar declines are expected in other major markets.

 .    CONSTRUCTION EQUIPMENT. The market for these products
remains extremely competitive. In addition, the Federal Reserve continues its efforts to slow the economy through a series of increases in short-term interest rates. In this environment, Deere continues to expect construction-industry sales to be down 5 to 10 percent for the year. Retail sales of the company's products, however, are expected be higher in the remainder of the year due to an expanded product line. Additionally, year-2000 production is expected to benefit from tracking more closely with retail demand than was the case in 1999 when dealers were reducing their inventories.

 .    COMMERCIAL & CONSUMER EQUIPMENT. Continuing a trend of
strong gains, retail demand for Deere's commercial and consumer equipment is expected to achieve further growth this year, assuming normal weather patterns and a continuation of current economic conditions. These operations should continue to benefit from market-share growth, positive customer response to recently introduced products and international expansion.

 .    CREDIT OPERATIONS. Credit is expected to continue benefiting from a larger receivable and lease portfolio this year. However, higher growth expenditures, lower gains on the sale of retail notes and continued weakness in the agricultural economy are expected to keep pressure on margins and have an adverse effect on this year's results.

    Based on these conditions, the company continues to expect its worldwide physical volume of sales to increase by approximately 10 percent for the year 2000. Second-quarter physical volumes are expected to be about 15 percent higher than in the comparable 1999 period.

    "Our results are clearly benefiting from an aggressive and timely response to market conditions, as well as from the pursuit of our growth and quality initiatives," Becherer said. "In spite of a market that continues to be challenging, we are on track to achieve improved results this year."

JOHN DEERE CAPITAL CORPORATION

    The following is disclosed on behalf of the company's credit subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market. JDCC net income was $36.2 million for the first quarter of 2000, compared with $37.4 million last year. First quarter results were affected by higher operating expenses and lower income from the sale of retail notes, partially offset by higher income on a larger average receivable and lease portfolio.

    Net receivables and leases financed by JDCC were $7.335 billion at January 31, 2000, compared with $6.803 billion one year ago. The increase resulted from acquisitions exceeding collections during the last 12 months, partially offset by sales of retail notes. Net receivables and leases administered, which include receivables previously sold, totaled $9.432 billion at January 31, 2000, compared with $8.580 billion at January 31, 1999.

SAFE HARBOR STATEMENT

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements under the "Market Conditions and Outlook" heading and elsewhere herein, which relate to future operating periods, are subject to important risks and uncertainties that could cause actual results to differ materially. Forward looking statements relating to the company's businesses involve certain factors that are subject to change, including: the many interrelated factors that affect farmers' confidence, including worldwide demand for agricultural products, world grain stocks, commodities prices, weather conditions, real estate values, animal diseases, crop pests, harvest yields and government farm programs; general economic conditions and housing starts; legislation, primarily legislation relating to agriculture, the environment, commerce and government spending on infrastructure; actions of competitors in the various industries in which the company competes; levels of new and used field inventories, production difficulties, including capacity and supply constraints; dealer practices; labor relations; interest and currency exchange rates; technological difficulties; accounting standards; and other risks and uncertainties. The impact and timing of the previously announced Timberjack acquisition is uncertain, including the impact of post-merger integration costs and the amortization of intangibles. The number of housing starts is especially important to sales of construction equipment. Sales of commercial and consumer equipment during the spring are affected by the amount and timing of spring weather patterns. The company's outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. These estimates and data are often revised. Further information concerning the company and its businesses, including factors that potentially could materially affect the company's financial results, is included in the company's filings with the Securities and Exchange Commission.

                 FIRST QUARTER 2000 PRESS RELEASE
  (millions of dollars and shares except per share amounts)

                                       Three Months Ended
                                           January 31
                                       ----------------------
                                                         %
                                       2000    1999    Change
                                       ----    ----    ------
Net sales and revenues:
  Agricultural equipment net sales     $1,035  $1,157  - 11
  Construction equipment net sales        338     387  - 13
  Commercial and consumer equipment
    net sales                             493     429  + 15
  Other net sales                          14
                                       ------  ------
      Total net sales                   1,880   1,973  -  5
  Credit revenues                         301     261  + 15
  Other revenues                          158     225  - 30
                                       ------  ------
    Total net sales and revenues*      $2,339  $2,459  -  5
                                       ======  ======

Operating profit:
  Agricultural equipment               $   14  $   18  - 22
  Construction equipment                   11      25  - 56
  Commercial and consumer equipment         9      12  - 25
  Credit                                   64      65  -  2
  Other                                    (9)     (3) +200
                                       ------  ------
    Total operating profit*                89     117  - 24
Interest, corporate expenses
  and income taxes                        (51)    (67) - 24
                                       ------  ------
    Net income                         $   38  $   50  - 24
                                       ======  ======

Per Share:
    Net income - basic                 $  .16  $  .21  - 24
    Net income - diluted               $  .16  $  .21  - 24

* Includes overseas equipment
                     operations:
    Net sales                          $  551  $  572  -  4
    Operating profit                   $   33  $   54  - 39

                            January 31  October 31  January 31
                               2000        1999        1999
                            ----------  ----------  ----------
Equipment Operations:
  Trade accounts and notes
    receivable - net        $ 3,180     $ 3,251     $3,829
  Inventories               $ 1,781     $ 1,294     $1,615

Financial Services:
  Financing receivables and
    leases financed - net   $ 8,660     $ 8,276     $7,870
  Financing receivables and
    leases administered -
    net                     $11,008     $10,992     $9,820

Average shares outstanding  $ 233.9     $ 232.9     $231.7

DEERE & COMPANY                     CONSOLIDATED
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company and
                                    Consolidated Subsidiaries)
--------------------------------------------------------------
Millions of dollars except per      Three Months Ended
share amounts                           January 31
(Unaudited)                           2000      1999

Net Sales and Revenues
Net sales of equipment              $1,880.0  $1,973.2
Finance and interest income            303.4     259.0
Insurance and health care premiums     112.5     179.8
Investment income                        9.1      18.7
Other income                            34.3      27.8
  Total                              2,339.3   2,458.5

Costs and Expenses
Cost of goods sold                   1,552.5   1,653.8
Research and development expenses      102.6      95.9
Selling, administrative and general
  expenses                             315.4     301.8
Interest expense                       146.8     134.1
Insurance and health care claims
  and benefits                          90.3     153.9
Other operating expenses                71.9      42.7
  Total                              2,279.5   2,382.2

Income of Consolidated Group
  Before Income Taxes                   59.8      76.3
Provision for income taxes              20.8      26.5
Income of Consolidated Group            39.0      49.8

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                  .1        .4
  Other                                 (1.4)      (.5)
    Total                               (1.3)      (.1)

Net Income                          $   37.7  $   49.7

Per Share:
  Net income - basic                $    .16  $    .21
  Net income - diluted              $    .16  $    .21

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment
Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.

DEERE & COMPANY                     EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company with
                                    Financial Services
                                    on the Equity Basis)
--------------------------------------------------------
Millions of dollars except per      Three Months Ended
share amounts                           January 31
(Unaudited)                           2000      1999

Net Sales and Revenues
Net sales of equipment              $1,880.0  $1,973.2
Finance and interest income             25.0      21.8
Insurance and health care premiums
Investment income                        6.6
Other income                            22.5      15.5
  Total                              1,934.1   2,010.5

Costs and Expenses
Cost of goods sold                   1,556.8   1,658.5
Research and development expenses      102.6      95.9
Selling, administrative and general
  expenses                             239.4     207.8
Interest expense                        36.8      39.9
Insurance and health care claims
  and benefits
Other operating expenses                 7.6      (2.2)
  Total                              1,943.2   1,999.9

Income of Consolidated Group
  Before Income Taxes                   (9.1)     10.6
Provision for income taxes              (4.0)      3.8
Income of Consolidated Group            (5.1)      6.8

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                41.0      41.6
  Other                                  1.8       1.3
    Total                               42.8      42.9

Net Income                          $   37.7  $   49.7

DEERE & COMPANY                     FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED INCOME
--------------------------------------------------------
                                    Three Months Ended
Millions of dollars except per           January 31
share amounts)                         2000     1999
(unaudited)

Net Sales and Revenues
Net sales of equipment
Finance and interest income         $  282.9  $  240.7
Insurance and health care premiums     117.6     186.6
Investment income                        2.5      18.7
Other income                            19.2      20.7
  Total                                422.2     466.7

Costs and Expenses
Cost of goods sold
Research and development expenses
Selling, administrative and general
  expenses                              76.9      95.2
Interest expense                       114.5      97.6
Insurance and health care claims
  and benefits                          90.3     155.7
Other operating expenses                71.6      52.5
  Total                                353.3     401.0

Income of Consolidated Group
  Before Income Taxes                   68.9      65.7
Provision for income taxes              24.7      22.7
Income of Consolidated Group            44.2      43.0

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                  .1        .4
  Other                                   .1
    Total                                 .2        .4
Net Income                          $   44.4  $   43.4

DEERE & COMPANY               CONSOLIDATED
CONDENSED CONSOLIDATED       (Deere & Company and
BALANCE SHEET                 Consolidated Subsidiaries)
--------------------------------------------------------------
Millions of dollars           January 31 October 31 January 31
(Unaudited)                      2000       1999       1999

Assets
Cash and short-term
  investments                 $   297.5  $   295.5  $   325.5
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents     297.5      295.5      325.5
Marketable securities             115.5      315.5      870.8
Receivables from
  unconsolidated subsidiaries
  and affiliates                   20.4       30.2       48.4
Trade accounts and notes
  receivable - net              3,180.1    3,251.1    3,828.8
Financing receivables - net     6,998.4    6,742.6    6,696.7
Other receivables                 258.1      273.9      519.3
Equipment on operating
  leases - net                  1,752.7    1,654.7    1,256.5
Inventories                     1,781.0    1,294.3    1,614.7
Property and equipment - net    1,751.3    1,782.3    1,674.3
Investments in unconsolidated
  subsidiaries and affiliates     166.0      151.5      173.8
Intangible assets - net           294.1      295.1      212.0
Prepaid pension costs             621.4      619.9      662.3
Other assets                      199.3      185.5      103.5
Deferred income taxes             625.8      598.1      400.2
Deferred charges                   82.8       88.0      116.4
    Total                     $18,144.4  $17,578.2  $18,503.2

Liabilities and Stockholders'
  Equity
Short-term borrowings         $ 5,493.0  $ 4,488.2  $ 5,871.2
Payables to unconsolidated
  subsidiaries and affiliates      31.5       15.5       31.9
Accounts payable and
  accrued expenses              2,327.7    2,432.8    2,359.5
Insurance and health care
  claims and reserves              60.7       55.4      402.9
Accrued taxes                     120.0      144.8      141.7
Deferred income taxes              61.8       63.0       18.3
Long-term borrowings            3,457.2    3,806.2    3,275.7
Retirement benefit accruals
  and other liabilities         2,497.7    2,478.0    2,373.5
    Total liabilities          14,049.6   13,483.9   14,474.7
Stockholders' equity            4,094.8    4,094.3    4,028.5
      Total                   $18,144.4  $17,578.2  $18,503.2

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment
Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.

DEERE & COMPANY               EQUIPMENT OPERATIONS
CONDENSED CONSOLIDATED       (Deere & Company with Financial
BALANCE SHEET                 Services on the Equity Basis)
--------------------------------------------------------------
Millions of dollars           January 31 October 31 January 31
(Unaudited)                      2000       1999       1999

Assets
Cash and short-term
  investments                 $   116.1  $   111.7  $    80.3
Cash deposited with
  unconsolidated subsidiaries                117.4       92.8
    Cash and cash equivalents     116.1      229.1      173.1
Marketable securities                        205.3
Receivables from
  unconsolidated subsidiaries
  and affiliates                  280.6      266.0      227.4
Trade accounts and notes
  receivable - net              3,180.1    3,251.1    3,828.8
Financing receivables - net        89.2      118.4       83.4
Other receivables                 122.8      129.4       42.2
Equipment on operating
  leases - net                      1.8        2.6
Inventories                     1,781.0    1,294.3    1,614.7
Property and equipment - net    1,706.2    1,738.8    1,625.7
Investments in unconsolidated
  subsidiaries and affiliates   1,431.6    1,362.8    1,693.9
Intangible assets - net           293.8      294.8      204.8
Prepaid pension costs             621.4      619.9      662.3
Other assets                      104.0       95.7       73.9
Deferred income taxes             620.1      592.9      379.1
Deferred charges                   76.3       80.8       85.5
    Total                     $10,425.0  $10,281.9  $10,694.8

Liabilities and Stockholders'
  Equity
Short-term borrowings         $   933.9  $   642.2  $ 2,076.2
Payables to unconsolidated
  subsidiaries and affiliates      60.5       15.5       31.9
Accounts payable and
  accrued expenses              1,706.8    1,891.9    1,473.8
Insurance and health care
  claims and reserves
Accrued taxes                     105.7      138.1      136.3
Deferred income taxes               7.4        7.2        5.5
Long-term borrowings            1,040.9    1,036.1      601.2
Retirement benefit accruals
  and other liabilities         2,475.0    2,456.6    2,341.4
    Total liabilities           6,330.2    6,187.6    6,666.3
Stockholders' equity            4,094.8    4,094.3    4,028.5
      Total                   $10,425.0  $10,281.9  $10,694.8

DEERE & COMPANY               FINANCIAL SERVICES
CONDENSED CONSOLIDATED
BALANCE SHEET
--------------------------------------------------------------
Millions of dollars           January 31 October 31 January 31
(Unaudited)                      2000       1999       1999

Assets
Cash and short-term
  investments                 $  181.4   $  183.8   $  245.2
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents    181.4      183.8      245.2
Marketable securities            115.5      110.1      870.8
Receivables from
  unconsolidated subsidiaries
  and affiliates                  29.1        4.8        6.7
Trade accounts and notes
  receivables - net
Financing receivables - net    6,909.3    6,624.2    6,613.2
Other receivables                135.3      144.5      477.1
Equipment on operating
  leases - net                 1,750.9    1,652.2    1,256.5
Inventories
Property and equipment - net      45.1       43.5       48.6
Investments in unconsolidated
  subsidiaries and affiliates     11.1        9.9       20.9
Intangible assets - net             .3         .3        7.2
Prepaid pension costs
Other assets                      95.2       89.8       29.6
Deferred income taxes              5.6        5.2       21.0
Deferred charges                   6.6        7.2       30.9
    Total                     $9,285.4   $8,875.5   $9,627.7

Liabilities and Stockholders'
  Equity
Short-term borrowings         $4,559.1   $3,846.0   $3,795.0
Payables to unconsolidated
  subsidiaries and affiliates    260.2      358.1      278.5
Accounts payable and
  accrued expenses               620.9      540.8      885.6
Insurance and health care
  claims and reserves             60.7       55.4      402.9
Accrued taxes                     14.3        6.8        5.4
Deferred income taxes             54.4       55.8       12.8
Long-term borrowings           2,416.3    2,770.1    2,674.6
Retirement benefit accruals
  and other liabilities           22.7       21.3       32.1
    Total liabilities          8,008.6    7,654.3    8,086.9
Stockholders' equity           1,276.8    1,221.2    1,540.8
      Total                   $9,285.4   $8,875.5   $9,627.7

DEERE & COMPANY                     CONSOLIDATED
CONDENSED STATEMENT OF             (Deere & Company and
CONSOLIDATED CASH FLOWS             Consolidated Subsidiaries)
--------------------------------------------------------------
                                    Three Months Ended
                                         January 31
Millions of dollars (Unaudited)        2000       1999

Cash Flows from Operating Activities
Net income                          $   37.7   $   49.7
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities                (454.3)    (446.8)
    Net cash provided by (used for)
    operating activities              (416.6)    (397.1)

Cash Flows from Investing Activities
Collections of financing
  receivables                        1,794.8    1,598.4
Proceeds from sales of financing
  receivables                           71.3      102.1
Proceeds from maturities and sales
  of marketable securities             215.5       37.3
Proceeds from sales of equipment on
  operating leases                      61.7       38.1
Cost of financing receivables
  acquired                          (2,007.8)  (2,042.2)
Purchases of marketable securities     (19.4)     (33.8)
Purchases of property and
  equipment                            (37.3)     (54.9)
Cost of operating leases acquired     (209.5)    (125.2)
Acquisitions of businesses, net
  of cash acquired                     (14.9)
Other                                   69.1       71.8
  Net cash provided by (used for)
  investing activities                 (76.5)    (408.4)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                           733.2      541.7
Change in intercompany
  receivables/payables
Proceeds from long-term borrowings     162.7      675.0
Principal payments on long-term
  borrowings                          (353.5)    (297.5)
Proceeds from issuance of
  common stock                           4.5         .4
Repurchases of common stock                       (46.1)
Dividends paid                         (51.4)     (51.7)
Other
    Net cash provided by
    financing activities               495.5      821.8

Effect of Exchange Rate
Changes on Cash                          (.4)       (.5)

Net Increase (Decrease) in Cash
  and Cash Equivalents                   2.0       15.8
Cash and Cash Equivalents at
  Beginning of Period                  295.5      309.7
Cash and Cash Equivalents at
  End of Period                     $  297.5   $  325.5

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment
Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.

DEERE & COMPANY                    EQUIPMENT OPERATIONS
CONDENSED STATEMENT OF             (Deere & Company with
CONSOLIDATED CASH FLOWS           Financial Services on the
                                        Equity Basis)
-------------------------------------------------------------
                                     Three Months Ended
                                         January 31
Millions of dollars (Unaudited)        2000       1999

Cash Flows from Operating Activities
Net income                          $  37.7    $  49.7
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities               (601.8)    (566.4)
    Net cash provided by (used for)
    operating activities             (564.1)    (516.7)

Cash Flows from Investing Activities
Collections of financing
  receivables                          30.0        7.5
Proceeds from sales of financing
  receivables
Proceeds from maturities and sales
  of marketable securities            202.8
Proceeds from sales of equipment on
  operating leases                       .1
Cost of financing receivables
  acquired                              (.3)       (9.0)
Purchases of marketable securities
Purchases of property and
  equipment                           (34.7)      (50.9)
Cost of operating leases acquired       (.3)
Acquisitions of businesses, net
  of cash acquired                    (13.8)
Other                                   1.8         3.5
    Net cash provided by (used for)
    investing activities              185.6       (48.9)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                          276.6       561.2
Change in intercompany
  receivables/payables                 36.4        17.6
Proceeds from long-term borrowings                 50.0
Principal payments on long-term
  borrowings
Proceeds from issuance of
  common stock                          4.5          .4
Repurchases of common stock                       (46.1)
Dividends paid                        (51.4)      (51.7)
Other                                               (.1)
    Net cash provided by
    financing activities              266.1       531.3

Effect of Exchange Rate
Changes on Cash                         (.6)        (.5)

Net Increase (Decrease) in Cash
  and Cash Equivalents               (113.0)      (34.8)
Cash and Cash Equivalents at
  Beginning of Period                 229.1       207.9
Cash and Cash Equivalents at
  End of Period                      $116.1      $173.1

DEERE & COMPANY                     FINANCIAL SERVICES
CONDENSED STATEMENT OF
CONSOLIDATED CASH FLOWS
--------------------------------------------------------
                                    Three Months Ended
                                        January 31
Millions of dollars (Unaudited)      2000         1999

Cash Flows from Operating Activities
Net income                          $ 44.4       $ 43.4
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities               108.1         81.2
    Net cash provided by (used for)
    operating activities             152.5        124.6

Cash Flows from Investing Activities
Collections of financing
  receivables                      1,764.8      1,590.8
Proceeds from sales of financing
  receivables                         71.3        102.2
Proceeds from maturities and sales
  of marketable securities            12.7         37.3
Proceeds from sales of equipment on
  operating leases                    61.6         38.1
Cost of financing receivables
  acquired                        (2,007.4)    (2,033.2)
Purchases of marketable securities   (19.4)       (33.8)
Purchases of property and
  equipment                           (2.6)        (4.0)
Cost of operating leases acquired   (209.2)      (125.2)
Acquisitions of businesses, net
  of cash acquired                    (1.1)
Other                                 67.2         68.3
    Net cash provided by (used for)
    investing activities            (262.1)      (359.5)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                         456.6        (19.5)
Change in intercompany
  receivables/payables              (153.8)       (64.4)
Proceeds from long-term borrowings   162.7        625.0
Principal payments on long-term
  borrowings                        (353.5)      (297.5)
Proceeds from issuance of
  common stock
Repurchases of common stock
Dividends paid                        (5.0)        (5.0)
Other
    Net cash provided by
    financing activities             107.0        238.6

Effect of Exchange Rate
Changes on Cash                         .2

Net Increase (Decrease) in Cash
  and Cash Equivalents                (2.4)         3.7
Cash and Cash Equivalents at
  Beginning of Period                183.8        241.5
Cash and Cash Equivalents at End
  of Period                         $181.4       $245.2

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


Notes to Interim Financial Statements


(1) The "Consolidated" (Deere & Company and Consolidated Subsidiaries) data in each of the financial statements represent the consolidation of all Deere & Company's subsidiaries. In the supplemental consolidating data in each of the financial statements, "Equipment Operations" (Deere & Company with Financial Services on the Equity Basis) include the Company's agricultural equipment, construction equipment, commercial and consumer equipment and special technologies operations, with Financial Services reflected on the equity basis. Data relating to the above equipment operations, including the consolidated group data in the income statement, are also referred to as "Equipment Operations" in this report. The supplemental "Financial Services" consolidating data in each of the financial statements include Deere & Company's credit, insurance and health care operations. The insurance operations were sold during the fourth quarter of 1999.

(2) Dividends declared and paid on a per share basis were as follows:

                                Three Months Ended January 31

                                        2000      1999
                                        ----      ----
    Dividends declared                  $.22      $.22
    Dividends paid                      $.22      $.22

(3) The calculation of net income per share is based on the average number of shares outstanding during the three months ended January 31, 2000 and 1999 of 233.9 million and 231.7 million, respectively. The calculation of diluted net income per share recognizes primarily the dilutive effect of the assumed exercise of stock options.

(4) Comprehensive income, which includes all changes in the Company's equity during the period except transactions with stockholders, was as follows in millions of dollars:

                                Three Months Ended January 31

                                        2000      1999
                                        ----      ----
    Net income                         $37.7     $49.7

    Other comprehensive income (loss):
    Change in cumulative
      translation adjustment             5.4      (9.1)
    Unrealized gain (loss) on
      marketable securities             (4.9)      4.5
                                       -----     -----

    Comprehensive income               $38.2     $45.1
                                       =====     =====


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